                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-93006 on Form S-3 and Registration Statement Nos. 33-60549, 33-68646, 33-68648, 33-96950, 333-40973, 333-40981, 333-75803, 333-84705, 333-46572,
333-46576, and 333-81438 on Form S-8 of ValueVision Media, Inc. of our report dated March 14, 2003, relating to the consolidated financial statements and financial statement schedule of ValueVision Media, Inc. as of and for the year ended January 31, 2003 appearing in this Annual Report on Form 10-K of ValueVision Media, Inc. for the year ended January 31, 2003.



/s/ Deloitte & Touche LLP
Minneapolis, Minnesota

April 25, 2003